EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of TeleCommunication Systems, Inc., a Maryland corporation (the “Corporation”), hereby constitute and appoint Maurice B. Tosé and Thomas M. Brandt, Jr. and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as Directors of the Corporation, a registration statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Class A Common Stock, par value $0.01, of the Corporation and other securities pursuant to the fulfillment of subscriptions under the Corporation’s Third Amended and Restated Employee Stock Purchase Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maurice B. Tosé Maurice B. Tosé	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	June 10, 2013

/s/ Thomas M. Brandt, Jr. Thomas M. Brandt, Jr.	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)	June 6, 2013

/s/ James M. Bethmann James M. Bethmann	Director	June 10, 2013

/s/ Jan C. Huly Jan C. Huly	Director	June 6, 2013

A. Reza Jafari	Director

/s/ Jon B. Kutler Jon B. Kutler	Director	June 7, 2013

/s/ Weldon H. Latham Weldon H. Latham	Director	June 10, 2013

/s/ Richard A. Young Richard A. Young	Director	June 7, 2013